Exhibit 99.1
NYSE: ONB
oldnational.com
FINANCIAL NEWS
April 26, 2010
OLD NATIONAL REPORTS FIRST QUARTER NET INCOME OF
$10.1 MILLION OR $.12 PER COMMON SHARE
•	Net income available to common shareholders increases 82.6% over first quarter of 2009

•	Earnings exceed analyst consensus estimates

•	Credit metrics remain stable

•	Capital levels continue to be strong

•	Board of directors declares cash dividend of $.07 per common share
Contacts:

Financial Community:	Media:
Lynell J. Walton — (812) 464-1366	Kathy A. Schoettlin — (812) 465-7269
Senior Vice President — Investor Relations	Executive Vice President — Communications
Evansville, Ind., April 26, 2010 — Old National Bancorp (NYSE: ONB) today announced first-quarter net income available to common shareholders of $10.1 million, or $.12 per common share. These results compare favorably to the net income of $5.5 million available to common, or $.08 per common share, reported in the first quarter of 2009. The results are a significant improvement to the net loss of $9.3 million, or $.11 per share, attributable to common shareholders reported in the fourth quarter of 2009. Old National Bancorp’s Board of Directors also declared a common stock dividend of $.07 per share on the Company’s outstanding shares. The dividend is payable June 15, 2010, to shareholders of record June 1, 2010. For purposes of broker trading, the ex-date of the cash dividend is May 27, 2010.
Bob Jones, President and CEO, commented, “Our first-quarter results highlight the fundamental strengths of Old National, namely, our strong, well-controlled credit metrics, our strong capital position and our highly liquid well-positioned balance sheet. The first quarter also demonstrated our commitment to improving the efficiency of the Company, with a decline in our operating expenses. Loan demand continues to be the most challenging area for Old National as our client’s appetite for borrowing continues to be low.”
Strategic Imperatives
Old National continues to be guided by three strategic imperatives that are critical in establishing the Company’s presence as a high-performing financial institution:
1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.

Strengthen the Risk Profile
Old National’s key credit trends are as follows:

($ in millions)	2005	2006	2007	2008	2009	4Q09	1Q10
Non-Performing Loans	$55.6	$41.6	$40.8	$64.0	$67.0	$67.0	$68.1
Problem Loans	$136.6	$153.2	$115.1	$180.1	$157.1	$157.1	$160.5
Special Mention Loans	$83.2	$119.8	$103.2	$124.9	$103.5	$103.5	$104.9
Net Charge-Off Ratio	.60%	.37%	.44%	.87%	1.37%	2.17%	.70%
Provision for Loan Losses	$23.1	$7.0	$4.1	$51.5	$63.3	$21.8	$9.3
Old National reported an allowance for loan losses of $72.1 million at March 31, 2010, up $2.6 million from the $69.5 million reported at December 31, 2009. The ratio of allowance to non-performing loans also increased to 106% at March 31, 2010 compared to 104% at the end of 2009.
Chief Credit Officer Daryl Moore noted, “Our credit metrics held relatively stable for the quarter, as our non-performing, problem and special mention loans all increased just slightly from fourth quarter levels while our net charge-offs, provision expense and delinquencies all reflected improving trends. While we believe that many borrowers will continue to experience challenges in the near-term, the stability in the credit quality numbers for the quarter were certainly welcomed and we are hopeful that this leveling of problem loans is an early indicator of more positive trends to come.”
Enhance Management Discipline
Capital Management
At March 31, 2010, Old National reported regulatory tier 1 and total risk-based capital ratios of 14.2% and 16.1%, respectively, compared to 14.3% and 16.1% at December 31, 2009, and 9.9% and 12.2% at March 31, 2009. The ratio of tangible common equity to tangible assets improved to 8.62% at March 31, 2010, from 8.25% at December 31, 2009, and 5.23% at March 31, 2009. Refer to Table 1 for Non-GAAP reconciliation of the tangible capital ratio.
Expense Management
For the first quarter of 2010, total noninterest expenses totaled $77.1 million, down significantly from the $90.8 million in the fourth quarter of 2009 and down slightly from the $77.5 million in the first quarter of 2009. The fourth quarter of 2009 contained $1.8 million in severance accruals, a $3.5 million loss on the extinguishment of debt and an additional $1.7 million provision for unfunded commitments.
Achieve Consistent Quality Earnings
Balance Sheet and Net Interest Margin
At March 31, 2010, total loans for Old National were $3.771 billion compared to $3.908 billion at the end of 2009, a decline of $137.2 million. Loan demand continues to be soft across Old National’s footprint, as commercial loans declined $55.8 million, other consumer loans declined $32.9 million and commercial real estate loans declined $21.5 million.

Old National’s total investment portfolio was $3.265 billion at March 31, 2010, compared to $2.954 billion at the end of 2009. Net securities gains for the first quarter of 2010 totaled $3.0 million and included a charge for other-than-temporary-impairment of $.5 million, compared to the fourth quarter of 2009 when net securities losses were $3.2 million and included a charge for other-than-temporary-impairment of $9.5 million.
Total core deposits, including demand and interest-bearing deposits, totaled $5.622 billion at March 31, 2010, a decrease of $212.0 million from the $5.834 billion at the end of 2009. On average, total core deposits declined just $9.0 million from the fourth quarter of 2009 to the first quarter of 2010. Importantly, there was a mix change in average deposits from higher-priced time deposits to noninterest-bearing demand deposits as well as other lower-cost deposit accounts.
On a fully tax equivalent basis, net interest income during the first quarter of 2010 was $58.8 million and represented a net interest margin on total average earning assets of 3.33%. This compares to net interest income of $59.2 million and a margin of 3.33% in the fourth quarter of 2009 and net interest income of $65.1 million and a margin of 3.63% for the first quarter of 2009. The increase in Old National’s investment portfolio balances and lower yields, combined with lower loan balances, offset the decline in interest-bearing deposit costs and resulted in the first-quarter 2010 margin being equal to the margin reported in the fourth quarter of 2009.
Fees, Service Charges and Other Revenue
Old National reported total fees, service charges and other revenue of $39.4 million for the first quarter of 2010, compared to $39.4 million for the fourth quarter of 2009 and $38.6 million in the first quarter of 2009. The first quarter of 2010 contained $1.3 million in seasonal contingency revenue from the insurance business, compared to none in the fourth quarter of 2009 and $2.4 million in the first quarter of 2009. In addition, service charges on deposit accounts declined $1.9 million in the first quarter of 2010 as compared to the fourth quarter of 2009.
About Old National
Old National Bancorp, which celebrated its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $7.8 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company’s website at oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, April 26, 2010, to discuss first-quarter 2010 financial results, strategic developments, and the Company’s outlook for 2010. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on April 26 through May 10. To access the replay, dial 1-800-642-1687, conference code 68255983.

Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on the Investor Relations section of Old National’s website at www.oldnational.com.
Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
     Table 1: Non-GAAP Reconciliation-Tangible Equity

(end of period balances — $ in millions)	March 31, 2010	December 31, 2009
Total Shareholders’ Equity	$855.5	$843.8
Deduct: Goodwill and Intangible Assets	(198.6)	(200.2)
Tangible Shareholders’ Equity	$657.0	$643.6
Total Assets	$7,818.3	$8,005.3
Add: Trust Overdrafts	.3	.2
Deduct: Goodwill and Intangible Assets	(198.6)	(200.2)
Tangible Assets	$7,620.0	$7,805.4
Tangible Equity to Tangible Assets	8.62%	8.25%

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	March 31,	December 31,
(FTE) Fully taxable equivalent basis.	2010	2009	Change	% Change
Income Data:
Net Interest Income (FTE)	$58,828	$59,159	$(331)	(.6)%
Fees, Service Charges and Other Revenues	39,373	39,422	(49)	(.1)
Securities Gains (Losses) (a)	2,998	(3,201)	6,199	N/M
Derivative Gains (Losses)	621	395	226	57.2
Total Revenue (FTE)	101,820	95,775	6,045	6.3
Provision for Loan Losses	9,281	21,821	(12,540)	(57.5)
Noninterest Expense	77,060	90,775	(13,715)	(15.1)
Income (Loss) before Taxes	15,479	(16,821)	32,300	N/M
Provision for Taxes (FTE)	5,410	(7,501)	12,911	N/M
Net Income (Loss)	10,069	(9,320)	19,389	N/M
Preferred Stock Dividends & Amortization	—	—	—	—
Net Income (Loss) Attributable to Common Shareholders	10,069	(9,320)	19,389	N/M

Per Common Share Data: (Diluted) (b)
Net Income (Loss) Attributable to Common Shareholders	.12	(.11)	.23	N/M
Average Diluted Shares Outstanding	86,797	86,701	96	.1
Book Value	9.82	9.68	.14	1.4
Stock Price	11.95	12.43	(.48)	(3.9)

Performance Ratios:
Return on Average Assets	.51%	(.47)%	.98%	N/M
Return on Average Common Equity (c)	4.74	(4.23)	8.97	N/M
Net Interest Margin (FTE)	3.33	3.33	—	—
Other Expense to Revenue (Efficiency Ratio)	75.68	94.78	(19.10)	(20.2)
Net Charge-offs to Average Loans (d)	.70	2.17	(1.47)	(67.7)
Reserve for Loan Losses to Ending Loans	1.94	1.81	.13	7.2
Non-Performing Loans to Ending Loans (d)	1.81	1.71	.10	5.8

Balance Sheet:
Average Assets	$7,849,950	$7,990,928	$(140,978)	(1.8)
End of Period Balances:
Assets	7,818,250	8,005,335	(187,085)	(2.3)
Investments (e)	3,264,537	2,953,938	310,599	10.5
Commercial Loans and Leases	1,225,999	1,287,168	(61,169)	(4.8)
Finance Leases Held for Sale	52,225	55,260	(3,035)	(5.5)
Commercial Real Estate Loans	1,041,449	1,062,910	(21,461)	(2.0)
Consumer Loans	1,044,488	1,082,017	(37,529)	(3.5)
Residential Real Estate Loans	403,007	403,391	(384)	(.1)
Residential Real Estate Loans Held for Sale	4,009	17,530	(13,521)	(77.1)
Earning Assets	7,035,714	6,862,214	173,500	2.5
Core Deposits (Excluding Brokered CDs)	5,621,545	5,833,541	(211,996)	(3.6)
Borrowed Funds (Including Brokered CDs)	1,128,313	1,100,150	28,163	2.6
Common Shareholders’ Equity	855,520	843,826	11,694	1.4

(a)	Includes $505 and $9,478, respectively, for other-than-temporary impairment in first quarter 2010 and fourth quarter 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $848,939 and $881,309, respectively, for March 31, 2010 and December 31, 2009.

(d)	Includes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts

N/M = Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	March 31
(FTE) Fully taxable equivalent basis.	2010	2009	Change	% Change
Income Data:
Net Interest Income (FTE)	$58,828	$65,055	$(6,227)	(9.6)%
Fees, Service Charges and Other Revenues	39,373	38,566	807	2.1
Securities Gains (Losses) (a)	2,998	3,186	(188)	(5.9)
Derivative Gains (Losses)	621	483	138	28.6
Total Revenue (FTE)	101,820	107,290	(5,470)	(5.1)
Provision for Loan Losses	9,281	17,300	(8,019)	(46.4)
Noninterest Expense	77,060	77,464	(404)	(.5)
Income (Loss) before Taxes	15,479	12,526	2,953	23.6
Provision for Taxes (FTE)	5,410	3,121	2,289	73.3
Net Income (Loss)	10,069	9,405	664	7.1
Preferred Stock Dividends & Amortization	—	(3,892)	3,892	(100.0)
Net Income (Loss) Attributable to Common Shareholders	10,069	5,513	4,556	82.6

Per Common Share Data: (Diluted) (b)
Net Income (Loss) Attributable to Common Shareholders	.12	.08	.04	50.0
Average Diluted Shares Outstanding	86,797	65,882	20,915	31.7
Book Value	9.82	9.51	.31	3.3
Stock Price	11.95	11.17	.78	7.0

Performance Ratios:
Return on Average Assets	.51%	.47%	.04%	8.5
Return on Average Common Equity (c)	4.74	3.43	1.31	38.2
Net Interest Margin (FTE)	3.33	3.63	(.30)	(8.3)
Other Expense to Revenue (Efficiency Ratio)	75.68	72.20	3.48	4.8
Net Charge-offs to Average Loans (d)	.70	1.07	(.37)	(34.6)
Reserve for Loan Losses to Ending Loans	1.94	1.55	.39	25.2
Non-Performing Loans to Ending Loans (d)	1.81	1.67	.14	8.4

Balance Sheet:
Average Assets	$7,849,950	$7,923,921	$(73,971)	(.9)
End of Period Balances:
Assets	7,818,250	8,356,068	(537,818)	(6.4)
Investments (e)	3,264,537	2,886,970	377,567	13.1
Commercial Loans and Leases	1,225,999	1,809,431	(583,432)	(32.2)
Finance Leases Held for Sale	52,225	—	52,225	N/M
Commercial Real Estate Loans	1,041,449	1,133,851	(92,402)	(8.1)
Consumer Loans	1,044,488	1,189,711	(145,223)	(12.2)
Residential Real Estate Loans	403,007	488,539	(85,532)	(17.5)
Residential Real Estate Loans Held for Sale	4,009	19,609	(15,600)	(79.6)
Earning Assets	7,035,714	7,528,111	(492,397)	(6.5)
Core Deposits (Excluding Brokered CDs)	5,621,545	5,745,381	(123,836)	(2.2)
Borrowed Funds (Including Brokered CDs)	1,128,313	1,746,407	(618,094)	(35.4)
Common Shareholders’ Equity	855,520	631,792	223,728	35.4

(a)	Includes $505 and $2,391, respectively, for other-than-temporary impairment in first quarter 2010 and first quarter 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $848,939 and $642,268, respectively, for 2010 and 2009.

(d)	Includes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.